NEWS FOR IMMEDIATE RELEASE
July 15, 2009
CONTACT: Chadwick J. Byrd
(509) 568-7800

Class Action Filed Against Ambassadors Group, Inc.

Spokane, WA – July 15, 2009

Ambassadors Group, Inc. (NASDAQ: EPAX) (“Company”), a leading provider of educational travel experiences, announced today that a securities class action has been filed against the Company and certain executive officers of the Company on behalf of all persons or entities who purchased the Company’s common stock between February 8, 2007 and October 23, 2007.  The class action was filed in the United States District Court for the Eastern District of Washington.  The complaint alleges that the defendants violated federal securities laws by making untrue statements of material fact and/or omitting to state material facts, thereby artificially inflating the price of the Company’s common stock.  Although the Company has not yet been served, the Company has reviewed the complaint and denies the allegations contained therein.  The Company intends to vigorously defend this lawsuit and any alleged claims for damages.

Business Overview
Ambassadors Group, Inc. is a socially conscious, education company located in Spokane, Washington. Ambassadors Group is the parent company of Ambassador Programs, Inc., World Adventures Unlimited, Inc. and Book Rags, Inc., an educational research website. The company also oversees the Washington School of World Studies, an accredited travel study and distance learning school. Additional information about Ambassadors Group and subsidiaries is available at http://ambassadorsgroup.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are included per the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release.  Such forward-looking statements speak only as of the date of this press release.  We expressly disclaim any obligation to provide public updates or revisions to any forward-looking statements found herein to reflect any changes in our expectations or any change in events.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be met.  For a more complete discussion of these and other factors, please refer to the Company’s Form 10-K filed on March 12, 2009.